Exhibit 5.1

April 21, 2022

American International Holdings Corp.

7950 Legacy Drive, Suite 400

Plano, Texas 75024

Re:	Form S-1 Resale Registration Statement

Ladies and Gentlemen:

We have acted as counsel to American International Holdings Corp., a Nevada corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission”), by the Company, of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling stockholders identified in the prospectus constituting a part of the Registration Statement of up to 42,666,665 shares of common stock, par value $0.0001 per share of the Company (the “Common Stock” and the “Shares”), consisting of (i) up to 29,333,333 shares of Common Stock issuable upon conversion of the principal and accrued interest at maturity under those certain convertible promissory notes, in an aggregate principal amount of $2,000,000, sold by the Company to the selling stockholders named in the Registration Statement (the “Selling Stockholders”), between November 23, 2021 and December 3, 2021 (the “Notes”, and the shares of Common Stock issuable upon conversion thereof, the “Note Shares”); and (b) up to 13,333,332 shares of the Company’s Common Stock issuable upon exercise of those certain Warrants to purchase Common Stock issued to the Selling Stockholders between November 23, 2021 and December 3, 2021 (the “Warrants”, and the shares of Common Stock issuable upon exercise thereof, the “Warrant Shares”), each as described in greater detail in the Registration Statement to which this opinion has been filed as an exhibit. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Articles of Incorporation, as amended to date, (ii) the Company’s Bylaws, as amended to date, (iii) the Registration Statement and the exhibits thereto, (iv) certain resolutions adopted by the board of directors of the Company, (v) the Securities Purchase Agreements entered into between the Company and the Selling Stockholders; (iv) the Notes and Warrants; and (v) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement and, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; and (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete.

We have also assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations, and exceptions set forth stated herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that (a) the Note Shares, upon issuance of such Note Shares, upon conversion of the Notes, in accordance with and pursuant to the terms and conditions of the Notes; and (b) the Warrant Shares, when issued upon exercise of the Warrants in accordance with and pursuant to the terms and conditions of the Warrants (including, without limitation, the payment of the exercise price for the Warrant Shares), as applicable, will be validly issued, fully paid and non-assessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the accuracy or completeness of the information included in the Registration Statement or the compliance and conformity thereof with the rules and regulations of the SEC or the requirements of Form S-1.

We express no opinion as to the laws of any state or jurisdiction other than the State of Nevada and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Nevada law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. The references and limitations to the laws of the “State of Nevada” include all applicable Nevada statutory provisions of law and reported judicial decisions interpreting these laws.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is based upon the law in effect (and published or otherwise generally available) on the date hereof, (iii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iv) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the prospectus constituting a part of such Registration Statement. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ The Loev Law Firm, PC
The Loev Law Firm, PC